UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11250 Waples Mill Road, South Tower 210, Fairfax, Virginia	22030
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.001 par value per share	WYY	NYSE American

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2021, WidePoint Corporation and its wholly-owned subsidiary (collectively, the “Company”) entered into an Asset Purchase Agreement with IT Authorities, Inc. (the “Seller”) and its shareholders (the “Purchase Agreement”) whereby the Company purchased substantially all of the assets of the Seller’s managed information technology service provider business (the “Business”). The closing purchase price paid by the Company consisted of $4.75 million in cash and 75,000 warrants to purchase an equal number of shares of the Company’s common stock for an exercise price of $5.33 per share (“Warrants”) for a period of four years. In addition, the Company agreed to pay contingent consideration to the Seller as follows: (i) up to an additional $250,000 and 75,000 Warrants exercisable for four years depending on the EBITDA of the Business in 2021; (ii) up to an additional $1.0 million and 150,000 Warrants exercisable for three years depending on the EBITDA of the Business in 2022; (iii) up to an additional $1.0 million and 125,000 Warrants exercisable for three years depending on the EBITDA of the Business in 2023; and (iv) up to an additional $1.0 million and 125,000 Warrants exercisable for three years depending on the EBITDA of the Business in 2024. In addition, the Company entered into employment agreements with two of the founders of the Seller and in the event of the termination of either employee without cause (or by the employee for good reason), the contingent consideration payable under the Purchase Agreement will be deemed earned and payable for earn-out periods that have not been completed at the time of termination.

The foregoing summary does not purport to be complete and is qualified in its entirety by the Purchase Agreement and form of Warrant attached hereto as Exhibits 1.1 and 4.1, respectively, which are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

As described in Item 1.01 above, pursuant to the Purchase Agreement, the Company has agreed to issue to the Seller up to 550,000 Warrants to purchase up to 550,000 shares of the Company’s common stock at an exercise price equal to $5.33. The offer and sale of the shares of Warrants through the Purchase Agreement are being made in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 506 of Regulation D and Section 4(a)(2) thereof. The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On October 4, 2021, the Company issued a press release announcing the acquisition of the Business. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Item 7.01, including the exhibit referenced herein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1*	Asset Purchase Agreement dated October 1, 2021
4.1	Form of Warrant
99.1	Press release issued October 4, 2021.
104	Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

Date: October 4, 2021	By:	/s/ Jin Kang
Jin Kang
Chief Executive Officer

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